Exhibit 10.1

NINTH AMENDMENT
TO
CREDIT AGREEMENT
DATED AS OF MAY 4, 2017
AMONG
CARRIZO OIL & GAS, INC.,
AS BORROWER,
THE GUARANTORS PARTY HERETO,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT,
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
AND ROYAL BANK OF CANADA,
AS CO-SYNDICATION AGENTS,
COMPASS BANK AND SG AMERICAS SECURITIES, LLC,
AS CO-DOCUMENTATION AGENTS
AND
THE LENDERS PARTY HERETO

WELLS FARGO SECURITIES, LLC, CITIGROUP GLOBAL MARKETS INC.
AND CAPITAL ONE, NATIONAL ASSOCIATION,
AS JOINT LEAD ARRANGERS AND BOOKRUNNERS

NINTH AMENDMENT TO CREDIT AGREEMENT
THIS NINTH AMENDMENT TO CREDIT AGREEMENT (this “Ninth Amendment”) dated as of May 4, 2017, among CARRIZO OIL & GAS, INC., a Texas corporation (the “Borrower”); each of the undersigned guarantors (the “Guarantors”); the Lenders listed on the signature pages hereto; and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
R E C I T A L S
WHEREAS, the Borrower, the Administrative Agent, the Lenders and the other Agents party thereto are parties to that certain Credit Agreement dated as of January 27, 2011 (as amended by that certain First Amendment dated as of March 26, 2012, that certain Resignation, Consent and Appointment Agreement dated as of April 20, 2012, that certain Second Amendment dated as of September 4, 2012, that certain Third Amendment dated as of September 27, 2012, that certain Fourth Amendment dated as of October 9, 2013, that certain Fifth Amendment dated as of October 7, 2014, that certain Sixth Amendment dated as of May 5, 2015, that certain Seventh Amendment dated as of October 30, 2015, that certain Eighth Amendment dated as of May 3, 2016, and as otherwise amended, supplemented or modified, the “Credit Agreement”), pursuant to which the Lenders have made certain credit and other financial accommodations available to and on behalf of the Borrower.
WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Credit Agreement, and the Lenders are willing to do so on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Ninth Amendment, and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Ninth Amendment. Unless otherwise indicated, all section and article references in this Ninth Amendment refer to sections and articles of the Credit Agreement.
Section 2.    Amendments to Credit Agreement.
2.1    Amendment to Preamble. The final clause of the preamble to the Credit Agreement is hereby deleting such clause in its entirety and replacing it with the following:
; and Compass Bank and SG Americas Securities, LLC, as co-documentation agents for the Lenders (each in such capacity, together with its successors in such capacity, a “Co-Documentation Agent” and, collectively, the “Co-Documentation Agents”).

2.2    Amendments to Section 1.02: Section 1.02 is hereby amended by:
(a)    adding, amending or restating, as the case may be, the following defined terms as follows:
“Agreement” means this Credit Agreement, as amended by that certain First Amendment to Credit Agreement dated as of March 26, 2012, that certain Resignation, Consent and Appointment Agreement dated as of April 20, 2012, that certain Second Amendment to Credit Agreement dated as of September 4, 2012, that certain Third Amendment to Credit Agreement dated as of September 27, 2012, that certain Fourth Amendment to Credit Agreement dated as of October 9, 2013, that certain Fifth Amendment to Credit Agreement dated as of October 7, 2014, that certain Sixth Amendment to Credit Agreement dated as of May 5, 2015, that certain Seventh Amendment to Credit Agreement dated as of October 30, 2015, that certain Eighth Amendment dated as of May 3, 2016, that certain Ninth Amendment dated as of May 4, 2017, and as the same may from time to time be further amended, modified, supplemented or restated.
“Arranger” means each of Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and Capital One, National Association, in their respective capacities as a joint lead arranger and joint bookrunner hereunder. “Arrangers” has the correlative meaning with reference to each Arranger collectively.

“Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all obligations of such Person to pay the deferred purchase price of Property or services (other than (i) accrued pension costs and other employee benefit and compensation obligations arising in the ordinary course of business and (ii) accounts payable incurred in the ordinary course of business which are either (x) not more than 90 days past due or (y) being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP); (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise to be secured by) a Lien on any Property of such Person, whether or not such Debt has been assumed by such Person, provided that the amount of Debt for purposes of clause (f) shall be an amount equal to the lesser of the unpaid amount of such Debt and the fair market value of the encumbered Property; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in respect of which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments (but only to the extent of such advance payments and only to the extent such commodities, goods or services have not been delivered), other than gas balancing arrangements in the ordinary course of business; (i) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (j) Disqualified Capital Stock of such Person; and (k) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. Notwithstanding anything to the contrary herein or in the other Loan Documents, “Debt” shall not include obligations to pay for drilling expenses, capital expenditure costs, overhead charges and other drilling carry costs, up to an aggregate amount not to exceed $40,000,000, or any guarantee thereof. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.

“Defaulting Lender” means any Lender that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swing Line Loans within three (3) Business Days of the date required to be funded by it hereunder unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, (b) notified the Borrower, the Administrative Agent, the Issuing Bank, the Swing Line Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement unless such writing or public statement relates to such Lenders’ obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) failed, within three (3) Business Days after request by the Administrative Agent or the Borrower, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Line Loans (provided that such Lender shall cease to be a

Defaulting Lender pursuant to this clause (c) upon receipt of written confirmation by the Administrative Agent and the Borrower), (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) become the subject of a Bail-In Action, bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has a parent company that has become the subject of a Bail-In Action, bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it or, in the good faith determination of the Administrative Agent or the Borrower, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Lender shall not become a Defaulting Lender solely as the result of the acquisition or maintenance of an ownership interest in such Lender or any Person controlling such Lender or the exercise of control over such Lender or any Person controlling such Lender by a Governmental Authority or an instrumentality thereof.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate (rounded upwards, if necessary, to the next 1/100 of 1%) appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which dollar deposits of an amount comparable to such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Material Indebtedness” means Debt (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedge Agreements, of any one or more Credit Parties in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any other Credit Party in respect of any Hedge Agreement at any time shall be the Hedge Termination Value thereof.

“Maturity Date” means May 4, 2022; provided that, in the event that the Borrower’s 7.5% Senior Notes due 2020 are not refinanced with other Debt having a maturity date that is later than November 4, 2022 or otherwise repaid, prepaid or redeemed pursuant to a transaction permitted hereunder, in each case before June 15, 2020, the Maturity Date shall, automatically without further action or notice, be June 15, 2020.

“Ninth Amendment Effective Date” means May 4, 2017.

(b)    deleting the following defined terms: “Cash Collateral”, “Cash Equivalents”, “Consolidated Cash Balance”, “Consolidated Cash Balance Threshold”, “Excess Cash”, “Excluded Asset Disposition Proceeds”, “Excluded Equity Proceeds”, “Excluded Proceeds Account”, “Interest Expense” and “Total Secured Debt”.
(c)    deleting the Borrowing Base Utilization Grid in the defined term “Applicable Margin” and replacing it with the following:

Borrowing Base Utilization Grid
Utilization Percentage	<25%	≥ 25% but <50%	≥ 50% but <75%	≥ 75% but <90%	≥ 90%
Eurodollar Loans	2.00%	2.25%	2.50%	2.75%	3.00%
ABR Loans	1.00%	1.25%	1.50%	1.75%	2.00%
Commitment Fee Rate	0.375%	0.375%	0.50%	0.50%	0.50%

2.3    Amendment to Section 2.02(c). Section 2.02(c) is hereby amended by (i) deleting the text reading “an integral multiple of $1,000,000 and not less than $1,000,000” contained in the first sentence thereof and replacing it in its entirety with text reading “an integral multiple of $100,000 and not less than $500,000” and (ii) deleting the text reading “an integral multiple of

$500,000 and not less than $1,000,000” contained in the second sentence thereof and replacing it in its entirety with text reading “an integral multiple of $100,000 and not less than $500,000”.
2.4    Amendment to Section 2.03. Section 2.03 is hereby amended by adding the term “and” at the end of Section 2.03(v), deleting existing Section 2.03(vi) and renumbering existing Section 2.03(vii) as Section 2.03(vi).
2.5    Amendment to Section 2.07(e). Section 2.07(e) is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(e)    Reduction of Borrowing Base Upon Issuance of Senior Notes. Upon the issuance of any Senior Notes in accordance with Section 9.02(f) (other than Senior Notes issued pursuant to an Exchange Offer or constituting Permitted Refinancing Debt), the Borrowing Base then in effect shall be reduced by an amount equal to the product of 0.25 multiplied by the stated principal amount of such Senior Notes (without regard to any initial issue discount), and the Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such issuance, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders on such date until the next redetermination or modification thereof hereunder.”

2.6    Amendment to Section 3.04(a). Section 3.04(a) is hereby amended by (i) deleting the text reading “in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof or, if less than $500,000, the remaining balance of the ABR Loans” contained therein and replacing it in its entirety with text reading “in a minimum aggregate amount of $500,000 or any integral multiple of $100,000 in excess thereof or, if less than $500,000, the remaining balance of the ABR Loans” and (ii) deleting the text reading “in a minimum aggregate amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof or, if less than $1,000,000, the remaining balance of such Eurodollar Borrowing” contained in the second sentence thereof and replacing it in its entirety with text reading “in a minimum aggregate amount of $500,000 or any integral multiple of $100,000 in excess thereof or, if less than $500,000, the remaining balance of such Eurodollar Borrowing”.
2.7    Amendment to Section 3.04(c). Section 3.04(c) is hereby amended by deleting existing Section 3.04(c)(iv) and renumbering existing Sections 3.04(c)(v) and (vi) as Sections 3.04(c)(iv) and (v), respectively.
2.8    Amendment to Section 6.02. Section 6.02 is hereby amended by:
(a)    Deleting existing Section 6.02(c) and renumbering existing Section 6.02(d) as Section 6.02(c).
(b)    deleting the paragraph at the end thereof and replacing it with the following:
“Each request for a Borrowing and each request for the issuance, amendment (to increase the amount or extend the term), renewal or extension of any Letter of

Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Sections 6.02(a) and (b).”

2.9    Amendment to Section 7.22. Section 7.22 is hereby amended by deleting such Section in its entirety and replacing it with the following:
“Section 7.22    Solvency. Immediately after giving effect to the transactions contemplated hereby, including any Borrowing or the issuance, amendment (to increase the amount or extend the term), renewal or extension of any Letter of Credit (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Credit Parties, taken as a whole, will exceed the aggregate Debt of the Credit Parties on a consolidated basis, as such Debt becomes absolute and matures, (b) the Credit Parties, taken as a whole, have not incurred, do not intend to incur, and do not believe that they will incur, Debt beyond their ability to pay such Debt (after taking into account the timing and amounts of cash that they reasonably expect could be received and the amounts that they reasonably expect could be payable on or in respect of their liabilities, and giving effect to amounts that could reasonably be expected to be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) the Credit Parties, taken as a whole, have not (and will have no reason to believe that they will have thereafter) unreasonably small capital for the conduct of their business.”

2.10    Amendment to Section 7.23. Section 7.23 is hereby amended by deleting such Section in its entirety and replacing it with the following:
“Section 7.23    Sanctions Laws and Regulations; Anti-Corruption Laws. None of the Borrower, any Subsidiary of the Borrower or any directors or officers of the Borrower or any such Subsidiary or any brokers or other agents acting at the direction of the foregoing in connection with this Agreement or any other Loan Document, is a Designated Person. Each of Borrower and its Subsidiaries and their respective directors, officers and, to the knowledge of Borrower, employees, agents, advisors and Affiliates is in compliance, in all material respects, with (a) all Sanctions Laws and Regulations, (b) the United States Foreign Corrupt Practices Act of 1977, as amended, and any other applicable anti-bribery or anti-corruption laws, rules, regulations and orders (collectively, “Anti-Corruption Laws”) and (c) the PATRIOT Act and any other applicable terrorism and money laundering laws, rules, regulations and orders. No part of the proceeds of the Loans or Letters of Credit will be used, directly or indirectly, by the Borrower or any Subsidiary (i) for the purpose of financing any activities or business of or with any Person or in any country, region or territory that at such time is the subject of any Sanctions or (ii) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Law.”

2.11    Amendment to Section 8.01. Section 8.01 is hereby amended by deleting existing Section 8.01(o) and renumbering existing Section 8.01(p) as Section 8.01(o).
2.12    Amendment to Section 8.18. Section 8.18 is hereby amended by deleting Section 8.18(c).
2.13    Amendment to Section 9.01(a). Section 9.01(a) is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(a)    Maximum Ratio of Total Debt to EBITDA. The Borrower will not, as of the last day of any fiscal quarter, permit its ratio of Total Debt as of such date to EBITDA for the period of four consecutive fiscal quarters ending on such date to be greater than 4.00 to 1.00.”

2.14    Amendment to Section 9.01(c). Section 9.01(c) is hereby amended by deleting such Section in its entirety.
2.15    Amendment to Section 9.02(b). Section 9.02(b) is hereby amended by (i) deleting the text reading “October 7, 2014” and replacing it with text reading “the Ninth Amendment Effective Date” and (ii) by deleting the text reading “June 30, 2014” and replacing it with “December 31, 2016”.
2.16    Amendment to Section 9.02(f). Section 9.02(f) is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(f)    Senior Notes issued by the Borrower and any guarantees of such Debt by the Borrower or any other Guarantor, provided that (i) at the time of incurring such Debt (A) no Default has occurred and is then continuing and (B) no Default would result from the incurrence of such Debt after giving effect to the incurrence of such Debt (and any concurrent repayment of Debt with the proceeds of such incurrence), (ii) such Debt does not have any scheduled amortization prior to 91 days after the Maturity Date, (iii) such Debt does not mature sooner than 91 days after the Maturity Date, (iv) the covenants applicable to such Debt are not materially more onerous, taken as a whole, than the covenants applicable to the Loans, (v) the Borrowing Base is reduced pursuant to Section 2.07(e), and prepayment is made to the extent required by Section 3.04(c)(iii), and (vi) after giving pro forma effect to the issuance of such Debt the Borrower is in compliance with Section 9.01.”

2.17    Amendment to Section 9.02(g). Section 9.02(g) is hereby amended by deleting the amount “$20,000,000” and replacing it with the amount “$40,000,000”.
2.18    Amendment to Section 9.02(j). Section 9.02(j) is hereby amended by deleting the amount “$25,000,000” and replacing it with the amount “$40,000,000”.

2.19    Amendment to Section 9.03(h). Section 9.03(h) is hereby amended by deleting the amount “$25,000,000” and replacing it with the amount “$40,000,000”.
2.20    Amendment to Section 9.04(a)(viii). Section 9.04(a)(viii) is hereby amended by deleting the amount “$5,000,000” in each instance of its use and replacing it with the amount “$10,000,000”, and deleting the amount “$25,000,000” and replacing it with the amount “$50,000,000”.
2.21    Amendment to Section 9.04(b)(i). Section 9.04(b)(i) is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(i)    Redeem the Senior Notes (other than (A) as the result of the conversion of Senior Notes into Equity Interests of the Borrower (other than Disqualified Capital Stock), (B) with the net cash proceeds of a substantially concurrent (for this purpose meaning 150 days) offering of common Equity Interests or Permitted Refinancing Debt, (C) cash payments made in settlement of the Borrower’s obligations under (1) the Existing Convertible Notes Indenture upon the conversion or required repurchase of any Existing Convertible Notes thereunder or (2) any other indenture pursuant to which any convertible notes of the Borrower are issued upon the conversion or required repurchase of any such convertible notes thereunder, (D) voluntary Redemptions of the Existing Convertible Notes or Senior Notes so long as (I) immediately after giving effect to any such Redemption, Availability is greater than or equal to 25% of the Borrowing Base and (2) the aggregate amount paid by the Borrower and the Restricted Subsidiaries to effect all such Redemptions since the Ninth Amendment Effective Date does not exceed $100,000,000 and (E) Redemptions of Senior Notes in an amount equal to the net cash proceeds of any Sale of Property which is not prohibited by Section 9.11; provided that, with respect to any Sale of Property pursuant to clause (d) of Section 9.11, the Borrower shall have first made any prepayment and/or deposit of cash collateral required by Section 3.04(c)(iii); or”

2.22    Amendment to Section 9.05(h). Section 9.05(h) is hereby amended by deleting the amount “$15,000,000” and replacing it with the amount “$35,000,000”.
2.23    Amendment to Section 9.05(q). Section 9.05(q) is hereby amended by deleting such Section in its entirety and replacing it with the following:
(q)    other Investments made after the Effective Date (including Investments in Unrestricted Subsidiaries and Foreign Restricted Subsidiaries made after the Effective Date) not to exceed $100,000,000 or, if Availability after giving pro forma effect to such Investment is equal to or greater than 25% of the then effective Borrowing Base, such amount may not exceed $150,000,000 (each measured on a cost basis) in the aggregate at any time; provided that no Event of Default exists or would result from such Investment.

2.24    Amendment to Section 9.11(e). Section 9.11(e) is hereby amended by deleting the amount “$2,500,000” and replacing it with the amount “$5,000,000”.
2.25    Amendment to Section 9.16(d). Section 9.16(d) is hereby amended by deleting the amount “$120,000,000” and replacing it with the amount “$300,000,000”.
2.26    Amendment to Section 10.01(k). Section 10.01(k) is hereby amended by deleting the amount “$20,000,000” and replacing it with the amount “$25,000,000”.
2.27    Amendment to Section 12.04(b)(i). Section 12.04(b)(i) is hereby amended by deleting the text therein reading “(such consent not to be unreasonably withheld)” and replacing it with text reading “(such consent not to be unreasonably withheld or delayed)”.
2.28    Amendment to Section 12.11. Section 12.11 is hereby amended by deleting such Section in its entirety and replacing it with the following:
“Section 12.11 Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (and in connection therewith, to the extent permitted by applicable law or such regulatory authority, the disclosing Person agrees to inform the Borrower of such disclosure or pending disclosure), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (and in connection therewith, to the extent permitted by applicable law or such legal process, the disclosing Person agrees to inform the Borrower of such disclosure or pending disclosure), (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any Hedge Agreement relating to any Credit Party and its obligations or (iii) any credit insurance provider relating to the Borrower and its obligations under the Loan Documents, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower or any Credit Party. For the purposes of this Section 12.11, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or the business of the Borrower or any Subsidiary, other than any such information that is available to the

Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary and other information pertaining to the terms of this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.”

2.29    Amendment to Article XII. Article XII is hereby amended by adding the following new Sections 12.18 and 12.19 where numerically appropriate.
“Section 12.18 Flood Insurance. Notwithstanding any provision in this Agreement, any Security Instrument or any other Loan Document to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of “Mortgaged Property” and no Building or Manufactured (Mobile) Home is hereby or shall be encumbered by any Security Instrument. As used herein, “Flood Insurance Regulations” shall mean (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et. seq.), as the same may be amended or recodified from time to time, and (iv) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.
Section 12.19    No Advisor or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges the Guarantors’ understanding, that: (a) the arranging and other services provided by the Administrative Agent, the Joint Lead Arrangers and the Lenders in connection with this Agreement are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Joint Lead Arrangers and the Lenders, on the other hand, (b) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, (c) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (d) each of the Administrative Agent, the Joint Lead Arrangers and the Lenders is, and has been, acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person, (e) neither the Administrative Agent, the Joint Lead Arrangers nor the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (f) the Administrative Agent, the Joint Lead Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, the Joint Lead Arrangers nor the Lenders has any obligation to disclose any of such interests to the Borrower or any of its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Joint Lead Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.”
2.30    Amendment to Annex I. Annex I is hereby amended and replaced in its entirety by Annex I attached to this Ninth Amendment.
2.31    Amendment to Exhibit B. Exhibit B is hereby amended and replaced in its entirety with Exhibit B attached to this Ninth Amendment.
Section 3.    Borrowing Base and Aggregate Elected Commitment Amount. From and after the Ninth Amendment Effective Date, the Borrowing Base is affirmed to be, and hereby is, equal to the amount of $900,000,000 and the Aggregate Elected Commitment Amount is affirmed to be $800,000,000, which Borrowing Base and Aggregate Elected Commitment Amount shall remain in effect until with respect to the Borrowing Base, the next Scheduled Redetermination or the Borrowing Base is otherwise redetermined or adjusted in accordance with the Credit Agreement and with respect to the Aggregate Elected Commitment Amount any adjustment pursuant to Section 2.07A. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.07(e), Section 8.12(c) or Section 9.11. Each of the Borrower, on the one hand, and the Administrative Agent and the Lenders, on the other hand, agree that the redetermination of the Borrowing Base pursuant to this Section 3 shall constitute the Scheduled Redetermination for May 1, 2017. This Section 3 constitutes notice of the redetermined Borrowing Base in accordance with Section 2.07(d) of the Credit Agreement.
Section 4.    Assignments and Reallocations. The Lenders have agreed among themselves, in consultation with the Borrower, to reallocate their respective Maximum Credit Amounts and Elected Commitment Amounts. The Administrative Agent and the Borrower hereby consent to such reallocation and the Lenders’ assignments of their Maximum Credit Amounts and Elected Commitment Amounts. On the Ninth Amendment Effective Date and after giving effect to such reallocations, the Maximum Credit Amount and Elected Commitment Amount of each Lender shall be as set forth on Annex I of this Ninth Amendment which Annex I supersedes and replaces the Annex I to the Credit Agreement. With respect to such reallocation, each Lender shall be deemed to have acquired the Maximum Credit Amount and Elected Commitment Amount allocated to it from each of the other Lenders and pursuant to the terms of the Assignment and Assumption Agreement attached as Exhibit G to the Credit Agreement as if each such Lender had executed an Assignment and Assumption Agreement with respect to such allocation. In connection with the assignments in this Ninth Amendment and for purposes of such assignments only, the

Lenders, the Administrative Agent and the Borrower waive the processing and recordation fee under Section 12.04(b)(ii)(C).
Section 5.    Conditions Precedent. This Ninth Amendment shall become effective on the date when each of the following conditions is satisfied (or waived in accordance with Section 12.02) (such date, the “Ninth Amendment Effective Date”):
5.1    The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Ninth Amendment Effective Date and all other fees the Borrower has agreed to pay in connection with this Ninth Amendment, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.
5.2    The Administrative Agent shall have received from all of the Lenders, the Borrower and the Guarantors, counterparts (in such number as may be requested by the Administrative Agent) of this Ninth Amendment signed on behalf of such Person.
5.3    If requested in writing by a Lender not later than the Business Day prior to the Ninth Amendment Effective Date, the Loans made by such Lender shall be evidenced by a single promissory note of the Borrower, payable to such Lender in a principal amount equal to its Maximum Credit Amount as in effect on the Ninth Amendment Effective Date and otherwise duly completed.
5.4    No Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Ninth Amendment.
5.5    The Administrative Agent shall have received such other documents as the Administrative Agent or its counsel may reasonably require in connection with the transactions contemplated hereby.
The Administrative Agent is hereby authorized and directed to declare this Ninth Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 5 or the waiver of such conditions as permitted in Section 12.02. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.
Section 6.    Post Closing. Within 30 days after the Ninth Amendment Effective Date the Borrower and the applicable Guarantors shall have delivered mortgages to the Administrative Agent covering Oil and Gas Properties of sufficient value to be in compliance with Section 8.13(a).
Section 7.    Miscellaneous.
7.1    Confirmation. The provisions of the Credit Agreement, as amended by this Ninth Amendment, shall remain in full force and effect following the effectiveness of this Ninth Amendment.
7.2    Ratification and Affirmation; Representations and Warranties. Each Credit Party hereby (a) acknowledges the terms of this Ninth Amendment; (b) ratifies and affirms (i) its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby, and (ii) that the Liens created by the Loan Documents to which it is a party are valid and continuing and secure the Obligations in accordance with the terms thereof, after giving effect to this Ninth Amendment; and (c) represents and warrants to the Lenders that on and as of the date hereof, and immediately after giving effect to the terms of this Ninth Amendment (i) all of the representations and warranties of the Borrower and the Guarantors contained in the Loan Documents are true and correct in all material respects, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date, and (ii) no Default or Event of Default has occurred and is continuing.
7.3    Loan Document. This Ninth Amendment is a Loan Document.
7.4    Counterparts. This Ninth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Ninth Amendment by electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
7.5    NO ORAL AGREEMENT. THIS NINTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.
7.6    GOVERNING LAW. THIS NINTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.
7.7    Payment of Expenses. In accordance with Section 12.03, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Ninth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
7.8    Severability. Any provision of this Ninth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
7.9    Successors and Assigns. This Ninth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment to be duly executed as of the date first written above.

BORROWER:    CARRIZO OIL & GAS, INC.

By: /s/ David L. Pitts
David L. Pitts
Vice President and Chief Financial Officer

Signature Page to Ninth Amendment to Credit Agreement
Carrizo Oil & Gas, Inc.

GUARANTORS:
BANDELIER PIPELINE HOLDING, LLC,
CARRIZO (EAGLE FORD) LLC,
CARRIZO (MARCELLUS) LLC,
CARRIZO (MARCELLUS) WV LLC,
CARRIZO MARCELLUS HOLDING INC.,
CARRIZO (NIOBRARA) LLC,
CARRIZO (PERMIAN) LLC,
CARRIZO (UTICA) LLC,
CLLR, INC.,
HONDO PIPELINE, INC.,
And
MESCALERO PIPELINE, LLC,

By: /s/ David L. Pitts
David L. Pitts
Vice President

Signature Page to Ninth Amendment to Credit Agreement
Carrizo Oil & Gas, Inc.

LENDERS:    WELLS FARGO BANK,
NATIONAL ASSOCIATION,
as Administrative Agent and a Lender

By: /s/ Greg Smothers
Name: Greg Smothers
Title: Authorized Officer

Signature Page to Ninth Amendment to Credit Agreement
Carrizo Oil & Gas, Inc.

CITIBANK, N.A., as a Lender

By: /s/ Peter Kardos
Name: Peter Kardos
Title: Vice President

Signature Page to Ninth Amendment to Credit Agreement
Carrizo Oil & Gas, Inc.

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Robert James
Name: Robert James
Title: Director

Signature Page to Ninth Amendment to Credit Agreement
Carrizo Oil & Gas, Inc.

ROYAL BANK OF CANADA, as a
Lender

By: /s/ Mark Lumpkin, Jr.
Name: Mark Lumpkin, Jr.
Title: Authorized Signatory

Signature Page to Ninth Amendment to Credit Agreement
Carrizo Oil & Gas, Inc.

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as a Lender

By: /s/ Michael Willis
Name: Michael Willis
Title: Managing Director

By: /s/ Sharada Manne
Name: Sharada Manne
Title: Managing Director

Signature Page to Ninth Amendment to Credit Agreement
Carrizo Oil & Gas, Inc.

SOCIETE GENERALE, as a Lender

By: /s/ Max Sonnonstine
Name: Max Sonnonstine
Title: Director

Signature Page to Ninth Amendment to Credit Agreement
Carrizo Oil & Gas, Inc.

COMPASS BANK, as a Lender

By: /s/ Kathleen J. Bowen
Name: Kathleen J. Bowen
Title: Managing Director

Signature Page to Ninth Amendment to Credit Agreement
Carrizo Oil & Gas, Inc.

BMO HARRIS BANK, N.A., as a Lender

By: /s/ James V. Ducote
Name: James V. Ducote
Title: Managing Director

Signature Page to Ninth Amendment to Credit Agreement
Carrizo Oil & Gas, Inc.

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Jonathan Luchansky
Name: Jonathan Luchansky
Title: Director

Signature Page to Ninth Amendment to Credit Agreement
Carrizo Oil & Gas, Inc.

THE BANK OF NOVA SCOTIA,
as a Lender

By: /s/ Alan Dawson
Name: Alan Dawson
Title: Director

Signature Page to Ninth Amendment to Credit Agreement
Carrizo Oil & Gas, Inc.

GOLDMAN SACHS BANK USA,
as a Lender

By: /s/ Josh Rosenthal
Name: Josh Rosenthal
Title: Authorized Signatory

Signature Page to Ninth Amendment to Credit Agreement
Carrizo Oil & Gas, Inc.

BANK OF AMERICA, N.A.,
as a Lender

By: /s/ Ronald E. McKaig
Name: Ronald E. McKaig
Title: Managing Director

Signature Page to Ninth Amendment to Credit Agreement
Carrizo Oil & Gas, Inc.

ABN AMRO CAPITAL USA LLC,
as a Lender

By: /s/ Darrell Holley
Name: Darrell Holley
Title: Managing Director

By: /s/ Michaela Braun
Name: Michaela Braun
Title: Director

Signature Page to Ninth Amendment to Credit Agreement
Carrizo Oil & Gas, Inc.

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ George E. McKean
Name: George E. McKean
Title: Senior Vice President

Signature Page to Ninth Amendment to Credit Agreement
Carrizo Oil & Gas, Inc.

CREDIT SUISSE AG,
CAYMAN ISLANDS BRANCH,
as a Lender

By: /s/ Nupur Kumar
Name: Nupur Kumar
Title: Authorized Signatory

By: /s/ Lea Baerlocher
Name: Lea Baerlocher
Title: Authorized Signatory

Signature Page to Ninth Amendment to Credit Agreement
Carrizo Oil & Gas, Inc.

IBERIABANK, as a Lender

By: /s/ Stacy Goldstein
Name: Stacy Goldstein
Title: Senior Vice President

Signature Page to Ninth Amendment to Credit Agreement
Carrizo Oil & Gas, Inc.

ASSOCIATED BANK, N.A., as a Lender

By: /s/ Brian Caddell
Name: Brian Caddell
Title: Senior Vice President

Signature Page to Ninth Amendment to Credit Agreement
Carrizo Oil & Gas, Inc.

COMERICA BANK,
as a Lender

By: /s/ William Robinson
Name: William Robinson
Title: Senior Vice President

Signature Page to Ninth Amendment to Credit Agreement
Carrizo Oil & Gas, Inc.

REGIONS BANK,
as a Lender

By: /s/ Kelly L. Elmore III
Name: Kelly L. Elmore III
Title: Senior Vice President

Signature Page to Ninth Amendment to Credit Agreement
Carrizo Oil & Gas, Inc.

ANNEX I
LIST OF APPLICABLE PERCENTAGES, MAXIMUM CREDIT AMOUNTS AND ELECTED COMMITMENT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Credit Amount	Elected Commitment Amount
Wells Fargo Bank, N.A.	7.50%	$150,000,000.00	$60,000,000.00
Capital One, N.A.	7.50%	$150,000,000.00	$60,000,000.00
Citibank, N.A.	7.50%	$150,000,000.00	$60,000,000.00
Royal Bank of Canada	5.80%	$116,000,000.00	$46,400,000.00
BMO Harris Bank, N.A.	5.80%	$116,000,000.00	$46,400,000.00
Compass Bank	5.80%	$116,000,000.00	$46,400,000.00
Credit Agricole Corporate and Investment Bank	5.80%	$116,000,000.00	$46,400,000.00
Goldman Sachs Bank USA	5.80%	$116,000,000.00	$46,400,000.00
PNC Bank National Association	5.80%	$116,000,000.00	$46,400,000.00
Societe Generale	5.80%	$116,000,000.00	$46,400,000.00
The Bank of Nova Scotia	5.80%	$116,000,000.00	$46,400,000.00
ABN AMRO Capital USA LLC	4.30%	$86,000,000.00	$34,400,000.00
Bank of America, N.A.	4.30%	$86,000,000.00	$34,400,000.00
Credit Suisse AG, Cayman Islands Branch	4.30%	$86,000,000.00	$34,400,000.00
Iberiabank	4.30%	$86,000,000.00	$34,400,000.00
KeyBank National Association	4.30%	$86,000,000.00	$34,400,000.00
Associated Bank, N.A.	3.20%	$64,000,000.00	$25,600,000.00
Comerica Bank	3.20%	$64,000,000.00	$25,600,000.00
Regions Bank	3.20%	$64,000,000.00	$25,600,000.00
TOTAL	100.00%	$2,000,000,000.00	$800,000,000.00

Annex I

EXHIBIT B
[FORM OF] BORROWING REQUEST
[ ], 201[ ]
Carrizo Oil & Gas, Inc., a corporation duly formed and existing under the laws of the State of Texas (the “Borrower”), pursuant to Section 2.03 of the Credit Agreement dated as of January 27, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, Wells Fargo Bank, National Association, as Administrative Agent, and the other agents and lenders from time to time party thereto (unless otherwise defined herein, each capitalized term used herein shall have the same meaning given to it in the Credit Agreement), hereby requests a Borrowing as follows:
(i)    the aggregate amount of the requested Borrowing is $[ ];
(ii)    the date of such Borrowing is [ ], 201[ ];
(iii)    the requested Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing];
(iv)    [the initial Interest Period applicable thereto is [ ]]1;
(v)    the amount of the Borrowing Base in effect on the date hereof is $[ ];
(vi)    the total Revolving Credit Exposures on the date hereof (without regard to this requested Borrowing) is $[ ];
(vii)    the pro forma total Revolving Credit Exposures (giving effect to this requested Borrowing) is $[ ];
(viii)    the location and number of the Borrower’s account to which funds are to be disbursed are as follows:
[                ]
[                ]
[                ]
[                ]
[                ]

1 Include in the case of a Eurodollar Borrowing.

Exhibit B

The undersigned certifies that he/she is the [ ] of the Borrower and that as such he/she is authorized to execute this Borrowing Request on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested Borrowing under the terms and conditions of the Credit Agreement.

CARRIZO OIL & GAS, INC.

By:
Name:
Title:

Exhibit B